Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Double asterisks denote omissions.
Exhibit 10.26

AMENDMENT # 1 TO LICENSE AGREEMENT

This Amendment # 1 to License Agreement (the “First Amendment”) is effective as of December 22, 2015 (the “First Amendment Effective Date”) and amends the License Agreement made effective as of July 13, 2010 (“Agreement”) by and between Eleven Biotherapeutics, Inc. (“LICENSEE”) and The Schepens Eye Research Institute, Inc. (“LICENSOR”).
1.Terms. Capitalized terms used in this First Amendment and not defined below shall have the respective meanings given to such terms in the Agreement. References to sections are references to sections of the Agreement and not of this First Amendment.
2.    Effects of First Amendment. This First Amendment amends the Agreement solely to the extent expressly provided below as of the First Amendment Effective Date. In all other respects, the Agreement continues in full force and effect and is ratified in all respects. Any references in the Agreement to the “Agreement” will be deemed to mean the Agreement as amended by this First Amendment. The provisions of the Agreement apply to this First Amendment except to the extent this First Amendment amends any such provisions. If there is a conflict between the provisions of this First Amendment and the Agreement, the provisions of this First Amendment control.
3.    Amendments.
3.1    Amendment to Section 1.47. Section 1.47 is hereby amended by deleting it in its entirety and replacing it with the following:
“Valid Claim” means (a) an unexpired claim of an issued patent within the Licensed Patents which has not been found to be unpatentable, invalid or unenforceable by an unreversed and unappealable decision of a court or other authority in the subject country or (b) a claim of an application within the Licensed Patents that has been pending for less than [**] years from the date of the first substantive office action (for claims filed in the United States) or the date of the first regional or national phase Examiner’s report (for claims filed outside of the United States) (the “Application Pending Period”); provided, that, in no event shall the Application Pending Period exceed [**] years from the Effective Date.
3.2    Amendment to Section 3.1. Section 3.1 is hereby amended by deleting it in its entirety and replacing it with the following:
LICENSEE shall pay to LICENSOR a non-creditable, non-refundable, one-time, upfront license fee of [**] U.S. Dollars ($[**]).
LICENSOR acknowledges that LICENSEE has made such payment.
3.3    Amendment to Exhibit A. Exhibit A is amended by deleting it in its entirety and replacing it with Exhibit A hereto.

4.     [Signature page follows]

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Amendment # 1 to License Agreement effective as of the First Amendment Effective Date.

ELEVEN BIOTHERAPEUTICS, INC.	THE SCHEPENS EYE RESEARCH INSTITUTE, INC.
By: /s/ Abbie C. Celniker______________	By: __/s/ Ojas P. Mehta______________
Name: ___ Abbie C. Celniker, Ph.D._______	Name: ___ Ojas P. Mehta, JD_____________
Title: President & Chief Executive Officer__	Title: ___Director, Intellectual Property & Commercial Ventures_____________
Date: ___January 27, 2016______________	Date: __Dec. 22, 2015_________________

[Signature page to Amendment # 1 to License Agreement]

Exhibit A
Licensed Patents

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